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                                                                    EXHIBIT 16.1



Robinson                                         a professional services firm of
Burdette                                         certified public accountants
Martin
Seright &
Burrows,L.L.P.




February 6, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

WE WERE PREVIOUSLY THE INDEPENDENT ACCOUNTANTS FOR ACCESS ANYTIME BANCORP, INC. AND ON FEBRUARY 11, 2000 WE REPORTED ON THE CONSOLIDATED FINANCIAL STATEMENTS OF ACCESS ANYTIME BANCORP, INC. AND SUBSIDIARY AS OF DECEMBER 31, 1999 AND 1998 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999. ON JANUARY 31, 2001 WE WERE NOTIFIED THAT THE BOARD OF DIRECTORS OF ACCESS ANYTIME BANCORP, INC. RETAINED OTHER ACCOUNTANTS AS EXTERNAL AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001. WE HAVE READ STATEMENTS INCLUDED UNDER ITEM 4 OF ITS FORM 8-K FOR JANUARY 31, 2001 AND WE AGREE WITH SUCH STATEMENTS.



By:  /s/ Robinson Burdette Martin Seright & Burrows, L.L.P.



Lubbock, Texas
February 8, 2001






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